Exhibit 23-1

                           TLC Laser Eye Centers Inc.
                     Form 10-K Amendment No. 2- Exhibit 23.1
                               Consent of Auditors

                  Consent of Independent Chartered Accountants

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No.333-8162) and Form S-8 (No. 333-55480) of TLC Laser Eye Centers Inc., of our report dated July 6, 2001 (except as to Note 20 which is dated as at August 27, 2001), with respect to the Consolidated Financial Statements of TLC Laser Eye Centers Inc. as at May 31, 2001 and 2000 and for each of the years in the three (3) year period ended May 31, 2001 prepared in accordance with accounting principles generally accepted in the United States included in its Form 10-K Amendment No. 2 of TLC Laser Eye Centers Inc.


                                                          /s/  Ernst & Young LLP

Toronto, Canada                                           Ernst & Young LLP
February 25, 2002                                         Chartered Accountants